UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ARMOUR Residential REIT, Inc.

 (Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ARMOUR RESIDENTIAL REIT, INC.

956 Beachland Boulevard

Suite 11

Vero Beach, Florida  32963

Telephone:  (772) 617-4340

May 27, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of the Stockholders of ARMOUR Residential REIT, Inc.  We will hold the meeting on Thursday, June 24, 2010, at 8:00 A.M. (EDT) at 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487. We hope that you will be able to attend.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Stockholders may vote in person at the Annual Meeting or by completing and returning a proxy card. Submitting a vote before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend. In addition, this proxy statement, the notice of annual meeting, the proxy card and our 2009 annual report will be mailed or made accessible via the Internet on the Company's website at http://www.armourreit.com on or about May 27, 2010.

On behalf of the Board of Directors, I extend our appreciation for your continued support.

Sincerely,

/s/ Scott J. Ulm

Scott J. Ulm

Co-Chief Executive Officer and Director

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON JUNE 24, 2010	1

ADMISSION TO THE 2010 ANNUAL MEETING	2

PROXY STATEMENT	2

PROPOSAL 1 RE-ELECTION OF DIRECTORS	5

INFORMATION ABOUT ARMOUR'S EXECUTIVE OFFICERS	8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER CORPORATE GOVERNANCE INFORMATION	12

EXECUTIVE COMPENSATION	14

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15

PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	16

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	16

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	17

STOCKHOLDER PROPOSAL DEADLINE	17

OTHER MATTERS	17

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON JUNE 24, 2010

The annual meeting of the stockholders of ARMOUR Residential REIT, Inc. will be held on Thursday, June 24, 2010, at 8:00 A.M. (EDT) at 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487 for the purpose of considering and acting on the following proposals:

(1)

To re-elect nine (9) directors to the Board of Directors for the ensuing year;

(2)

To ratify the appointment of Eisner LLP as our independent registered certified public accountants for the fiscal year 2010; and

(3)

To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of ARMOUR's common stock of record at the close of business on May 27, 2010, the record date and time fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Scott J. Ulm

Scott J. Ulm

Co-Chief Executive Officer and Director

May 27, 2010

ADMISSION TO THE 2010 ANNUAL MEETING

An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own common stock as of the close of business on May 27, 2010 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•

If your shares are registered in your name, an admission ticket will be held for you at the check-in area at the Annual Meeting.

•

If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned common stock on May 27, 2010.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ARMOUR Residential REIT, Inc. (“Board” or “Board of Directors”) for the Annual Meeting to be held on Thursday, June 24, 2010, at 8:00 a.m. Eastern Time. In this Proxy Statement, except where the context suggests otherwise, references to “we”, “us”, “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc.

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?

You have received these proxy materials because the company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting on June 24, 2010. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”).

Who is entitled to vote?	Each holder of record of the Company’s common stock on May 27, 2010, the record date for the Annual Meeting, is entitled to attend and vote at the Annual Meeting.

How many votes do I have?

Every holder of a share of common stock on the record date will be entitled to one vote per share for each Director to be elected at the Annual Meeting and to one vote per share on each other matter presented at the Annual Meeting. On May 27, 2010, the record date for the Annual Meeting, there were 2,304,054 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What proposals are being presented at the Annual Meeting?	The Company intends to present proposals numbered one and two for stockholder consideration and voting at the Annual Meeting. These proposals are for:

1. Re-election of nine (9) members of the Board of Directors; and

2. Appointment of Eisner LLP as the Company’s independent registered public accounting firm.

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, the Company does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How do I attend the Annual Meeting?

All stockholders are invited to attend the Annual Meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own common stock as of the close of business on May 27, 2010 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at 7:00 a.m. Eastern Time and the Annual Meeting will begin at 8:00 a.m. Eastern Time.

●   If your Company shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual Meeting.

●   If you received your proxy materials by mail and voted by completing your proxy card and checked the box indicating that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the Annual Meeting.

● If you received your proxy materials by mail and did not vote because you did not complete the proxy card, an admission ticket will be held for you at the check-in area at the Annual Meeting.

●   If your Company shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned our common stock on May 27, 2010. You should report to the check-in area for admission to the Annual Meeting.

What is a proxy?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual Meeting:  Jeffrey J. Zimmer and Scott J. Ulm.

How do I vote?	If your shares are registered in your name, you may vote your shares in person at the Annual Meeting or by proxy.

If you have received your proxy materials by mail, you may vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

Even if you plan to be present at the Annual Meeting, we encourage you to vote your common stock by proxy. Stockholders of record who attend the meeting may vote their common stock in person, even though they have sent in proxies.

If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker.

May I change or revoke my vote?	Yes. You may change your vote in one of several ways at any time before your proxy is exercised:

● Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy card (or voting instruction card);

●   Notify Jeffrey J. Zimmer or Scott J. Ulm in writing before the Annual Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

● If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote in person at the Annual Meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?

For Proposal 1, the affirmative vote of the holders of common stock having a plurality of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting is required. For Proposal 2, the affirmative vote of the holders of a common stock having a majority of the votes cast on such proposal at the Annual Meeting is required.

Pursuant to Maryland law (i) shares of common stock which are represented by “broker non-votes” (i.e., common stock held by brokers which are represented at the Annual Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) shares which abstain from voting on any matter, are not included in the determination of the common stock voting on such matter, but are counted for quorum purposes.

PROPOSAL 1

RE-ELECTION OF DIRECTORS

Director Nominees

ARMOUR’s Board of Directors is currently comprises nine (9) members. The nine (9) nominees are listed below. All nine nominees are presently directors of ARMOUR and have served since the completion of ARMOUR's merger with Enterprise Acquisition Corp. in November 2009.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors.

Director Nominees	Age	Director Since	Current Positions

Scott J. Ulm	51	2009	Co-Chief Executive Officer, Chief Investment Officer and of Risk Management
Jeffrey J. Zimmer	52	2009	Co-Chief Executive Officer and Chief Financial Officer
Daniel C. Staton	56	2009	Chairman
Marc H. Bell	41	2009	Director
Thomas K. Guba	59	2009	Independent Director
John P. Hollihan, III	59	2009	Independent Director
Stewart J. Paperin	61	2009	Independent Director
Jordan Zimmerman	53	2009	Independent Director
Robert C. Hain	56	2009	Independent Director

The following is a brief biographical statement for each director nominee:

DIRECTOR NOMINEES

Scott J. Ulm has been the Co-Chief Executive Officer, Vice Chairman, Chief Investment Officer and Head of Risk Management of ARMOUR since November 2009.  Mr. Ulm has served as Co-Chief Executive Officer of ARMOUR Residential Management, LLC, or ARRM, since March 2008. Mr. Ulm has 23 years of structured finance and debt capital markets experience, including mortgage-backed securities.  Mr. Ulm has advised numerous U.S., European, and Asian financial institutions and corporations on balance sheet and capital raising matters. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings.  From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic.  While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage and asset-backed securities.  At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee.  Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from Yale School of Management and a J.D. from Yale Law School.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Vice Chairman, President and Chief Financial Officer of ARMOUR since November 2009.  Mr. Zimmer has served as co-Chief Executive Officer of ARRM since March 2008. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 25 year period. From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc., or Bimini, a publicly traded REIT which in 2005 managed over $4.0 billion of agency mortgage assets and approximately $4.0 billion in short term repurchase liabilities, as well as $100.0 million on long term debt.  Subsequent to Bimini’s purchase of an ALT-A mortgage origination platform in late 2005, Bimini decreased the agency mortgage portfolio to finance the origination business.  At the end of 2005, 2006 and 2007 agency assets under management were approximately $3.8 billion, $3.0 billion and $972 million respectively.  As of March 31, 2008, agency assets under management were $0.602 billion. From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where he held various positions that included working closely with some of the nation's largest mortgage banks, hedge funds, and investment management firms on various mortgage-backed securities investments.  Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990.  He received his M.B.A. in finance from Babson College and a B.A. in economics and speech communication from Denison University.

Daniel C. Staton was the President, CEO and Director of Enterprise from its inception until its merger with ARMOUR and has been the Non-Executive Chairman of ARMOUR since November 2009.  Mr. Staton has more than 10 years' experience sourcing private equity and venture capital investments.  Since 2003, he has been Managing Director of private equity firm Staton Capital LLC.  Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor Director of Build-A-Bear Workshop, initial investor in Deal$:   Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial.  Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its IPO in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997.  Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he continues to serve as a Director.  Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as relationships with not-for-profit organizations.  Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

Marc H. Bell was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception until its merger with ARMOUR and has been a director of ARMOUR since November 2009.  Mr. Bell has served as Managing Director of Marc Bell Capital Partners LLC, an investment firm which invests in media and entertainment ventures, real estate, and distressed assets, since 2003, and has also served as the President and Chief Executive Officer of FriendFinder Networks Inc., a leading internet-based social networking and multimedia entertainment company, since 2004.  Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider with data centers and a private network with over 20,000 miles of fiber spanning the globe.  Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2002 and Chief Executive Officer from 1998 to 2001.  Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000.  Mr. Bell has also been a co-producer of Broadway musicals, and serves as a member of the Board of Trustees of New York University and New York University School of Medicine.  Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Thomas K. Guba has been a director of ARMOUR since November 2009 and has been the senior executive or head trader of various Wall Street mortgage and government departments in his 34 years in the securities business.  From 2002 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm.  He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977.  Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974.  Mr. Guba holds a B.A. in political science from Cornell University and a M.B.A. in finance from New York University.

John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009, has over 25 years of investment banking and investment experience.  Mr. Hollihan has served as the lead independent director of City Financial Investment Company Limited (London) since 2005 and Executive Chairman of Litchfield Capital Holdings (Connecticut).  From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of $8 billion.  Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee.  In that capacity, he managed $45 billion in asset based and structured financings and leasing arrangements. He is a former trustee of American Financial Realty Trust (NYSE: AFR).  Mr. Hollihan holds a B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Stewart J. Paperin has been a director of ARMOUR since November 2009 and served as a member of Enterprise Board of Directors from its inception to its business combination with ARMOUR.  Mr. Paperin has served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, since 1996, where he oversees financial, administrative and economic development activities.  From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas. Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services which was controlled by Brooke Group, from 1989 to 1991.  Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1989 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980.  Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (NYSE Amex: BTC).  Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council for Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Jordan Zimmerman has been a director of ARMOUR since November 2009 and has served as a member of Enterprise Board of Directors from its inception to its business combination with ARMOUR.  Mr. Zimmerman is Founder and Chairman of Zimmerman Advertising, the 15th largest advertising agency in the country, with published annual billings in excess of $2 billion. Since its founding in 1984, Mr. Zimmerman led his agency from its origin as a regional automotive advertising agency into a national retail firm, with more than 1,000 associates and 22 offices, serving clients in virtually every retail sector, including: fast food, sports, real estate, spirits, furniture, financial services, office supply retailers, travel and retail discounters.  Zimmerman Advertising clients include: HH Gregg, Longs Drugs, Crocs, Six Flags, Miami Dolphins, Papa John's, Fris Vodka, AutoNation, Nissan, Lennar Homes, ShopKo, Value City, Mattress Firm, Vitamin Shoppe, Wickes Furniture, S&K Men's Warehouse and Office Depot. In 1999, Mr. Zimmerman sold Zimmerman Advertising to Omnicom, a leading global marketing and corporate communications company and a premier holding company for such top advertising agencies as BBDO, DDB, TBWA Chiat and others.  Mr. Zimmerman was recognized as the University of South Florida Alumni Entrepreneur of the Year in 1991. In 2004, he was one of ten people honored with South Florida Business Journal's Diamond Award.  Most recently, South Florida CEO Magazine honored Mr. Zimmerman as their “One Hundred Most Powerful People in South Florida”.  Mr. Zimmerman has supported and led many local and national nonprofit organizations and charities, including: Make a Wish Foundation, Crohn's and Colitis Foundation and Songs for Love.  He is a member of the Board for Take Stock in Children, Pine Crest School of Boca Raton and the Cleveland Clinic Florida.  Mr. Zimmerman is also a co-owner of the Florida Panthers, an NHL hockey team. Mr. Zimmerman holds an M.B.A. degree from the University of South Florida.

Robert C. Hain has been a director of ARMOUR since November 2009, has been Chairman of City Financial Investment Company Limited since 2006 and a member of Shadbolt Partners LLP since 2005, both companies of which are engaged in asset management in the United Kingdom and Europe.  City Financial and its affiliates acquire, rejuvenate and grow mutual fund and similar investment management businesses, and provide strategic advice to a select group of owners of investment management firms.  Previously Mr. Hain was Chief Executive Officer of Invesco Perpetual, a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of Invesco Trimark, a Canadian mutual fund company, from 1998 to 2002.  Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd), from 1998 to 2005.  Mr. Hain's career in financial services includes senior executive positions in marketing, private banking and retail financial services in North America and Europe, and has comprised major acquisitions, integrations, and product and service delivery innovations that altered the competitive landscape.  In addition, Mr. Hain has served on the boards and committees of financial services, business, arts, health and social services organizations at the national and local levels in Toronto, Zurich, Winnipeg, Halifax and London.  He holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

The election of each director will require the affirmative vote of the holders of common stock having a plurality of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” each of the nine nominees for director.

INFORMATION ABOUT ARMOUR'S EXECUTIVE OFFICERS

The following is a list of individuals serving as executive officers of the Company as of the date of this Proxy Statement. All Company executive officers are elected annually and serve at the discretion of the Company’s Board of Directors or Chief Executive Officer.

Name	Age	Position

Scott J. Ulm	51	Co-Chief Executive Officer, Chief Investment Officer and of Risk Management
Jeffrey J. Zimmer	52	Co-Chief Executive Officer and Chief Financial Officer

Please refer to the biographical information for Mr. Ulm and Mr. Zimmer listed above in the “Directors Nominees” section.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 21, 2010 by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all of our officers and directors as a group.

As of May 26, 2010, we had 2,304,054 shares of common stock issued and outstanding.  Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Approximate Percentage of Outstanding Common Stock (3)

Scott J. Ulm	55,000 (4)	2.3%
Jeffrey J. Zimmer	50,200 (4)	2.2%
Daniel C. Staton (5)	235,304 (5)	9.8%
Marc H. Bell (5)	235,304(5)	9.8%
John P. Hollihan, III	100	*
Thomas K. Guba	0	0.0%
Stewart J. Paperin	0	0.0%
Jordan Zimmerman	0	0.0%
Robert C. Hain	0	0.0%
All directors and executive officers as a group (9 individuals)	575,908	25.0%

5% Holders

Wells Fargo and Company (6)	1,025,979 (6)	44.3%
Staton Bell Blank Check LLC (7)	225,797(5)	9.8%
QVT Financial LP (7)	225,797 (7)	9.8%
Integrated Core Strategies (US) LLC (8)	225,797 (8)	9.8%
Highbridge International LLC (9)	225,797 (9)	9.8%
Polar Securities Inc. (10)	225,797 (10)	9.8%
Drawbridge DSO Securities LLC (11)	225,797 (11)	9.8%
Brian Taylor (12)	225,797 (12)	9.8%
Marblegate Special Opportunities Master Fund, L.P. (13)	225,797 (13)	9.81%
Credit Suisse AG (14)	201,000	8.7%

 _________________

*less than 1%

(1)

Unless otherwise noted, the business address of each of the following is 956 Beachland Blvd., Suite 11, Vero Beach, Florida 32963.

(2)

Includes shares of common stock which the person has the right to acquire within 60 days of May 26, 2010.

(3)

As per our Warrant Agreement and our Articles of Amendment and Restatement, our warrants contain an issuance limitation prohibiting the holder of such warrants from exercising the warrants to the extent that such exercise would result in beneficial ownership by such holder of more than 9.8% of the common stock then issued and outstanding (the “9.8% Blocker”).

(4)

Includes 50,000 warrants, each warrant exercisable for one share of common stock.

(5)

Represents 6,940,497 warrants, each warrant exercisable for one share of common stock, held by Staton Bell Blank Check LLC ("SBBC"), Mr. Staton and Mr. Bell. Notwithstanding the foregoing, due to the 9.8% Blocker, each of SBBC, Mr. Staton and Mr. Bell is deemed to currently own 225,797 warrants. The business address of SBBC is 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487.

(6)

Wells Fargo and Company and its affiliates (“Wells Fargo”) own 1,007,684 shares of common stock and 559,503 warrants.  Each warrant entitles the holder to purchase one shares of common stock from us at an exercise price of $11.00 per share.  Notwithstanding the foregoing, due to the 9.8% Blocker, Wells Fargo is deemed to currently own no warrants.  The business address of Wells Fargo is 420 Montgomery Street, San Francisco, California 94104.

(7)

QVT Fund LP (the “Fund”) holds warrants to purchase 1,852,941 shares of common stock. Quintessence Fund L.P. (“Quintessence”) holds warrants to purchase 200,605 shares of common stock.  QVT Financial LP (“QVT Financial”) is the investment manager for the Fund and Quintessence and has the power to direct the vote and disposition of the common stock held by the Fund and Quintessence. Notwithstanding the foregoing, due to the 9.8% Blocker, the Fund is deemed to currently own 225,797 warrants, and Quintessence is deemed to currently own 200,605 warrants.  Accordingly, taking into account such ownership limitations, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of not more than 225,797 shares of common stock, consisting of the warrants owned by the Fund and Quintessence.  The aggregate number of shares of which the Fund would be deemed to be the beneficial owner if the Fund fully exercised all of its warrants is 1,852,941.  The aggregate number of shares of which Quintessence would be deemed to be the beneficial owner if Quintessence exercised all of its Warrants is 200,605.  The aggregate number of shares of which QVT Financial would be deemed to be the beneficial owner if the Fund and Quintessence fully exercised all of the Warrants is 2,053,546. The business addresses of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.

(8)

Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), holds 282,241 warrants. Each warrant entitles the holder to purchase one share of common stock from the Issuer at an exercise price of $11.00 per share. Notwithstanding the foregoing, due to the 9.8% Blocker, Integrated Core Strategies beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our common stock.  Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies.  Israel A. Englander (“Mr. Englander”), is the managing member of Millennium Management. Consequently, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies.  The foregoing should not be construed in and of itself as an admission by Millennium Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies.  The business address of Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 666 Fifth Avenue, New York, New York 10103.

(9)

Highbridge International LLC, a Cayman Islands limited liability company ("Highbridge International"), holds 1,405,900 warrants. Each warrant entitles the holder to purchase one share of common stock from the Issuer at an exercise price of $11.00 per share. Notwithstanding the foregoing, due to the 9.8% Blocker, Highbridge International beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our common stock.  Highbridge Capital Management, LLC, a Delaware limited liability company ("HCM"), is the trading manager of Highbridge International.  Glenn Dublin ("Mr. Dublin") is the Chief Executive Officer of HCM.  Consequently, HCM and Mr. Dublin may be deemed to have shared voting control and investment discretion over securities owned by Highbridge International.  The foregoing should not be construed in and of itself as an admission by HCM or Mr. Dublin as to beneficial ownership of the securities owned by Highbridge International.  The business address of Highbridge International LLC is c/o Harmonic Fund Service, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies.

(10)

Polar Securities Inc., a company incorporated under the laws of Ontario, Canada ("Polar Securities"), holds 305,800 warrants. Each warrant entitles the holder to purchase one share of common stock from the Issuer at an exercise price of $11.00 per share. Notwithstanding the foregoing, due to the 9.8% Blocker, Polar Securities beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our common stock.  Polar Securities serves as the investment manager for North Pole Capital Master Fund, a Cayman Islands exempted company ("North Pole").  North Pole may be deemed to have shared voting control and investment discretion over securities owned by Polar Securities.  The foregoing should not be construed in and of itself as an admission by North Pole as to beneficial ownership of the securities owned by Polar Securities. The business address of Polar Securities Inc. is 372 Bay Street, 21st Floor, Toronto, Ontario M5H 2W9, Canada.

(11)

Drawbridge DSO Securities LLC ("DSO") and Drawbridge OSO Securities LLC ("OSO").  Notwithstanding the foregoing, due to the 9.8% Blocker, Drawbridge beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our common stock.  Each has sole voting and investment power of such shares.  Drawbridge Special Opportunities Fund LP ("Fund LP") is the sole managing member of DSO, Drawbridge Special Opportunities GP LLC ("GP") is the general partner of Fund LP and Fortress Principal

Investment Holdings IV LLP ("Holdings") is the sole managing member of GP. Drawbridge Special Opportunities Fund Ltd. ("Fund Ltd.") is the sole managing member of OSO, Drawbridge Special Opportunities Advisors LLC ("Advisors") is the investment advisor for Fund LP and Fund Ltd., and FIG LLC ("FIG LLC") is the sole managing member of Advisors. Fortress Operating Entity I LP ("Operating") is the sole managing member of Holdings and FIG LLC, FIG Corp. ("FIG Corp.") is the general partner of Operating and Fortress Investment Group LLC ("Group") is the beneficial owner of all securities beneficially owned by FIG Corp.  Each of the foregoing entities has shared voting and investment power over the shares beneficially owned by it.  The business address of all of the entities is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Michael Cohn.

(12)

Brian Taylor ("Mr. Taylor") holds 5,244,322 warrants.  Each warrant entitles the holder to purchase one share of common stock from the Issuer at an exercise price of $11.00 per share.  Notwithstanding the foregoing, due to the 9.8% Blocker, Mr. Taylor beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our common stock. Brian Taylor is the sole member of Pine River Capital Management LLC, a Delaware limited liability company, which is the general partner of Pine River Capital Management L.P., a Delaware limited partnership ("Pine River").  Mr. Taylor is also director of Nisswa Acquisition Master Fund Ltd., a Cayman Islands corporation ("Nisswa 1"), and Nisswa Fixed Income Master Fund Ltd., a Cayman Islands corporation ("Nisswa 2").  The address of Mr. Taylor is c/o Pine River Capital Management L.P., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.

(13)

Marblegate Special Opportunities Master Fund, L.P., a Cayman Islands exempted limited partnership (the "Marblegate Fund") holds an aggregate of 241,900 shares of common stock and warrants to purchase 605,000 shares of common stock. Notwithstanding the foregoing, due to the 9.8% Blocker, the Marblegate Fund beneficially owns 225,797 shares of common stock and 0 warrants, which represents approximately 9.8% of the outstanding shares of our common stock. Marblegate Asset Management, LLC, a Delaware limited liability company (the "Investment Manager"), is the investment manager of the Marblegate Fund, and, in such capacity, may be deemed to beneficially own the common stock reported herein which is deemed beneficially owned by the Marblegate Fund. Marblegate Special Opportunities GP, LLC, a Delaware limited liability company, is the general partner of the Marblegate Fund, and, may be deemed to beneficially own the common stock reported herein which are deemed beneficially owned by the Marblegate Fund. Mr. Milgram and Mr. Arrouet are Managing Partners of the Investment Manager, and, in such capacities, may be deemed to beneficially own the common stock reported herein which may be deemed beneficially owned by the Investment Manager. The business address of the Fund is 150 East 52nd Street, 10th Floor, New York, NY 10022.

(14)

The address of the principal business and office of Credit Suisse AG in the United States is Eleven Madison Avenue, New York, New York 10010.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER

CORPORATE GOVERNANCE INFORMATION

Independence of Directors

Although our securities are not currently listed on the NYSE Amex, LLC, or NYSE Amex, we adhere to the rules of that exchange in determining whether a director is independent. The NYSE Amex requires that a majority of the Board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Messrs. Guba, Hollihan, Paperin, Zimmerman and Hain are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders.  Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually.  The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk.  Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Directors and committee agendas are developed accordingly.

Board Meetings

During the year ended December 31, 2009, our Board of Directors held three meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board's committees on which they served during 2009.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee and adopted charters for each of these committees. Each of these committees have three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE Amex. Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act") non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code ("Code"), qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee Information

The members of our audit committee are Mr. Paperin, Mr. Hollihan and Mr. Hain, with Mr. Paperin serving as chairman.  The audit committee is responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. A copy of the audit committee charter is available on ARMOUR's website at http://www.armourreit.com/.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NYSE Amex listing standards.  The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the exchange that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication.  The Board of Directors has determined that Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The compensation committee consists of Mr. Hollihan, Mr. Paperin and Mr. Guba.  Mr. Hollihan chairs our compensation committee. The principal functions of the compensation committee are to:

•

evaluate the performance of our officers,

•

review any compensation payable to our directors and officers;

•

evaluate the performance of our manager, ARMOUR Residential Management, LLC, ("ARRM");

•

review the compensation and fees payable to ARRM under the management agreement;

•

prepare compensation committee reports; and

•

administer the issuance of any common stock or other equity awards issued to personnel of ARRM who provide services to us.

A copy of the compensation committee charter is available on ARMOUR's website at http://www.armourreit.com/.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Mr. Hain, Mr. Zimmerman and Mr. Guba. Mr. Hain chairs our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full Board of Directors the appointment of each of our executive officers. It also will periodically prepare and submit to the Board of Directors for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving the general operation of the Board of Directors and our corporate governance, and will annually recommend to the board nominees for each committee of the Board. In addition, the committee will annually facilitate the assessment of the boards' performance as a whole and of the individual directors and report thereon to the Board of Directors. A copy of the nominating and corporate governance committee charter is available on ARMOUR's website at http://www.armourreit.com/.

Director Compensation

Each of our directors has waived their right to receive director compensation in the form of fees or restricted stock. When our equity capital exceeds $100 million, we expect to pay a $50,000 annual director's fee to each of our independent directors who are not our officers or employees, payable, at the director's choice, in either all cash or half in cash and half in shares of restricted stock. All members of our Board will be reimbursed for their costs and expenses of serving on the Board of Directors, including costs and expenses of attending all meetings of our Board and our committees. When our equity capital exceeds $100 million, we will also pay an annual fee of $25,000 to the chair of our audit committee, payable, at the director's choice in all cash or half in cash and half in shares of restricted stock. Fees to the directors made by the issuance of shares will be based on the value of such shares of common stock at the date of issuance.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

The audit committee periodically approves the provision of various audit, audit-related, tax and other services by Eisner.  The audit committee plans to continue to review and pre-approve such services as appropriate.

All of the services provided by Eisner to ARMOUR in 2009 were approved by the audit committee pursuant to these procedures.  The audit committee will continue to review and pre-approve such services as appropriate.

EXECUTIVE COMPENSATION

We are managed by ARRM pursuant to the management agreement between us. We do not have any employees whom we compensate directly with salaries or other compensation. Our executive officers are officers of, and hold an ownership interest in, ARRM, and are compensated by ARRM for their services to us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

On November 5, 2009, in connection with the consummation of the business combination, we entered into a management agreement with ARRM, which requires ARRM to manage our business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by us.

Pursuant to the terms of the management agreement, ARRM is responsible for (i) advising us with respect to, arrange for, and manage the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities.  In conducting these activities, ARRM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, arrange for various types of financing and hedging strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets.  In addition, ARRM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ARRM’s management services to us.

On November 6, 2009, we entered into an amended and restated management agreement with ARRM for the sole purpose of reducing the monthly management fee to 1/12th of 1% of gross equity raised (including initial gross merger equity as well as any future gross equity raised) until gross equity raised is $50 million, inclusive of gross merger equity. Thereafter, the management fee shall be 1/12th of (a) 1.5% of gross equity raised up to $1 billion and (b) 0.75% of gross equity raised in excess of $1 billion, with a monthly minimum based on 1/12th of $900,000 (inclusive of the original gross merger equity).

“Gross equity raised” means an amount in dollars calculated as of the date of determination that is equal to (i) our initial equity capital following the consummation of the merger with Enterprise, plus (ii) equity capital raised in public or private issuances of our equity securities, including this offering (calculated before underwriting fees and distribution expenses, if any), less (iii) capital returned to our stockholders, as adjusted to exclude (iv) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between the ARRM and our Board of Directors and approved by a majority of the Board of Directors, calculated and payable monthly in arrears.

We rely on the facilities and resources of ARRM to conduct our operations.  Costs and expenses incurred by ARRM on behalf of us or our subsidiaries are reimbursed to ARRM in cash on a monthly basis.  Costs and expense reimbursement to ARRM are subject to adjustment at the end of each calendar year in connection with our annual audit.

ARRM uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

We may not terminate the management agreement during its initial five-year term, except for cause.  After the initial term, if we terminate the management agreement without cause, we will be obligated to pay ARRM a termination fee equal to three (3) times the fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement.  In such event ARRM is obligated to pay a termination fee to SBBC (see discussion below) under the sub-management agreement.  In addition, if on expiration of the initial five-year term, SBBC elects to terminate the sub-management agreement, we will be obligated to make a final payment to SBBC of 6.16 times the annualized rate of the last three (3) monthly payments of SBBC Base Management Fee, as such term is defined in the management agreement.

Sub-Management Agreement

On November 6, 2009, ARRM entered into a sub-management agreement with SBBC, an entity affiliated with Daniel C. Staton and Marc H. Bell.  Pursuant to the sub-management agreement, SBBC has agreed to provide certain services to ARRM. In exchange for such services, SBBC will receive a sub-management fee of 25% of the net management fee earned by ARRM under its management agreement with us.  The sub-management agreement will continue in effect until it is terminated in accordance with its terms.

If the sub-management is terminated upon expiration of the initial 5-year term of the management agreement at the election of SBBC, we will pay SBBC a final payment equal to 6.16 times the annualized rate of the last three (3) monthly payments to SBBC.  The sub-management agreement provides that if, during its term, ARRM or its affiliates manage certain other investment vehicles, including other REITs, ARRM will negotiate in good faith to provide SBBC the right to enter into a sub-management agreement on substantially the same terms as the sub-management agreement or an alternative arrangement reasonably acceptable to ARRM and SBBC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties.  Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested independent directors or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.  We will not enter into any such transaction unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee consists of Mr. Hollihan, Mr. Paperin and Mr. Guba, each of whom is an independent director. Mr. Hollihan chairs our compensation committee.  No member of the compensation committee is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure by us under Item 404 of Regulation S-K.  None of our executive officers serve as a member of the Board of Directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board of Directors or compensation committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities.  To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2009, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with, except for a late Form 4 filing for Mr. John Hollihan filed on March 23, 2010 for a transaction on December 14, 2009.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

The audit committee of our Board of Directors has appointed Eisner as our independent registered certified public accountants for the 2010 fiscal year. The audit committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our audit committee is not bound by any stockholder action on this matter.

If the appointment of Eisner as our independent registered certified public accountants is not ratified by our stockholders, the audit committee will reconsider its appointment, but may nevertheless retain Eisner. Also, even if the appointment of Eisner as our independent registered certified public accountants is ratified by our stockholders, the audit committee may direct the appointment of a different independent auditor at any time during the year if the audit committee determines, in its discretion, that such a change would be in our best interests. Eisner has advised ARMOUR that no partner or employee of Eisner has any direct financial interest or any material indirect interest in ARMOUR other than receiving payment for its services as independent certified public accountants.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of Eisner as our independent registered certified public accountants for the 2010 fiscal year.  The voting requirements for this proposal are described in the “Questions and Answers About Voting Your Common Stock” section above.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Eisner served as ARMOUR’s independent registered certified public accountants in fiscal years 2009 and 2008.  The following sets forth the aggregate fees billed to ARMOUR by Eisner in fiscal years 2009 and 2008.

Audit Fees.   The aggregate fees for professional services rendered by Eisner, our independent auditors, for the audits of our financial statements during the year 2009 was approximately $9,000.

Audit-Related Fees.  Audit-related fees are for assurance and related services including, among others, consultation concerning financial accounting and reporting standards.  There were no aggregate fees billed for audit-related services rendered by Eisner.

Tax Fees.  There were no fees paid for tax compliance, tax planning and tax advice rendered by Eisner for the fiscal year ended December 31, 2009.

All Other Fees.  There were no fees paid to Eisner for services other than audit services rendered by Eisner during the year ended December 31, 2009.

STOCKHOLDER PROPOSAL DEADLINE

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2011 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  Stockholder proposals intended to be presented at the 2011 annual meeting of stockholders must be received by ARMOUR for inclusion in ARMOUR's proxy statement and form of proxy relating to that meeting January 27, 2010.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the stockholders’ meeting.  However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,

/s/ Scott J. Ulm

Scott J. Ulm

Co-Chief Executive Officer and Director

May 27, 2010

A copy of ARMOUR's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC will be made available without charge to interested stockholders upon written request to Scott J. Ulm, ARMOUR Residential REIT, Inc., 956 Beachland Boulevard, Suite 11, Vero Beach, FL  32963.